ALLEGHENY ENERGY SUPPLY COMPANY, LLC 10.25% SENIOR NOTES DUE 2007 AMENDED C NOTE
CUSIP NO. 017363 AJ 1 No. 1 $0

                   Allegheny Energy Supply Company, LLC, a limited liability company duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of zero Dollars (which principal amount may from time to time be increased or decreased to such other principal amounts by adjustments made on the records of the Security Registrar hereinafter referred to in accordance with the Indenture) on November 15, 2007, and to pay interest thereon from the most recent Interest Payment Date to which interest has been paid or duly provided for (including in respect of any predecessor security hereto), semi-annually on May 15 and November 15 in each year commencing May 15, 2003 at the rate of 10.25% per annum, until the principal hereof is paid or made available for payment; provided that, for the period from November 15, 2002 until February 21, 2003, interest shall be payable at the rate of 8.63% per annum.

                   The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which, except as otherwise provided in the Indenture, shall be the May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. If any Interest Payment Date falls on a day that is not a Business Day, it shall be postponed to the following Business Day. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

                   If this Security is issued in the form of a Global Security, payments of the principal of (and premium, if any) and interest on this Security shall be made in immediately available funds to the Depositary. If this Security is issued in certificated form, payment of the principal of (and premium, if any) and interest on this Security will be made at the corporate trust office of the Paying Agent in The City of New York, New York, maintained for such purpose, and at any other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                   Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

                                                                          ALLEGHENY ENERGY SUPPLY
                                                                          COMPANY, LLC

                                                                          By:
                                                                          Name:
                                                                          Title:

Attest:

Name:
Title:

This is one of the Securities referred to in the within-mentioned Indenture.

                                                                          LAW DEBENTURE TRUST COMPANY OF NEW
                                                                          YORK,    as Trustee

                                                                          By:
                                                                          Authorized Officer

Reverse of Security

                   This Security is one of a duly authorized issue of Securities of the Company designated as its 10.25% Senior Notes due 2007 (herein called the "Securities"), limited in aggregate principal amount to $380,000,000 issued under an Amended and Restated Indenture, dated as of February 21, 2003 (herein called the "Indenture"), among the Company, Law Debenture Trust Company of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture) and Bank One Trust Company, N.A., as Security Registrar and Paying Agent, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities will initially be issued in an aggregate principal amount of $380,000,000, consisting of one senior secured tranche secured by, among other things, the Group Assets (as defined in the Indenture) (the "Amended A Notes"), which are subject to increase and decrease in principal amount (as well as possible exchange with other claims under certain circumstances) in accordance with the Security Agreement and the Indenture, one senior unsecured tranche that may become secured pursuant to, and is otherwise entitled to the benefits of and subject to certain obligations under, the Security Agreement (as defined in the Indenture) (the "Amended B Notes"), which are subject to decrease in principal amount in accordance with the Security Agreement and the Indenture, and one senior unsecured tranche that shall not be entitled to the benefit of collateral security, but is subject to certain other rights and obligations, under the Security Agreement, and that shall be subject to increase in principal amount in accordance with the Indenture (the "Amended C Notes").

                   The Securities are subject to redemption upon not less than 30 nor more than 60 days" notice by mail, at any time, as a whole or in part, at the election of the Company, at a Redemption Price equal to the greater of (a) 100% of the principal amount of the Securities to be redeemed, plus accrued interest to the Redemption Date, or (b) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed (not including any portion of payments of interest accrued as of the Redemption Date), discounted to the Redemption Date on a semi-annual basis at the Adjusted Treasury Rate plus 50 basis points, plus accrued interest to the Redemption Date (assuming, in each case, that interest is payable on the Securities at the rate of 8.63% per annum).

The Redemption Price will be calculated assuming a 360-day year consisting of twelve 30-day months.

                   "Adjusted Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.

                   "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Securities that would be used, at the time of the selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities.

                   "Comparable Treasury Price" means, with respect to any Redemption Date: (a) the average of the Reference Treasury Dealer Quotations for the Redemption Date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations, or (b) if the Trustee obtains fewer than three Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so received.

"Quotation Agent" means the Reference Treasury Dealer appointed by the Company.

                   "Reference Treasury Dealer" means (a) each of Salomon Smith Barney Inc. and J.P. Morgan Securities Inc. and their respective successors, unless any of them ceases to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), in which case the Company shall substitute another Primary Treasury Dealer; and (b) any other Primary Treasury Dealer selected by the Company.

                   "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding that Redemption Date.

                   In the event of redemption of the Securities in part only, (i) funds paid in respect of such redemption shall be applied ratably to redeem the Amended A Notes and Amended B Notes, on the one hand, and the Amended C Notes, on the other hand, then Outstanding, provided that, as between the Amended A Notes and Amended B Notes held by any Holder, all amounts available for redemption of such notes shall be applied first to redeem the Amended B Notes and then to redeem the Amended A Notes held by such Holder, and (ii) a new Security or Securities of this series and of like tenor for the unredeemed portion of this Security and, if applicable, any other Securities held by the Holder hereof will be issued in the name of the Holder hereof upon the cancellation of such redeemed portion.

The Securities do not have the benefit of any sinking fund obligations.

                   In the event of a deposit or withdrawal of an interest in this Security (including upon an exchange, transfer, redemption or repurchase of this Security in part only) effected in accordance with the Applicable Procedures, the Security Registrar, upon receipt of notice of such event from the Depositary"s custodian for this Security, shall make an adjustment on its records to reflect an increase or decrease of the Outstanding principal amount of this Security resulting from such deposit or withdrawal, as the case may be.

                   If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture; provided that such declaration, and the exercise of certain other remedies set forth in the Indenture, are subject to the terms and conditions of the Security Agreement.

                   The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Security, or (ii) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth therein.

                   Unless otherwise provided herein or in the Indenture, the Amended A Notes, Amended B Notes and Amended C Notes shall constitute one series for all purposes under the Indenture, including without limitation, notices, amendments, waivers, redemptions and prepayments.

                   The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 50% in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                   As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default, the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, the Trustee is not prohibited from complying with such request by the terms of the Security Agreement and the Trustee shall not have received from the Holders of a majority in principal amount of Outstanding Securities a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

                   No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

                   As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in The City of New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                   The Securities are issuable only in registered form without coupons. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

                   No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                   Prior to due presentment of this Security for registration of transfer, the Company, the Security Registrar and any agent of the Company or the Security Registrar may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Security Registrar nor any such agent shall be affected by notice to the contrary.

Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months.
All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                   UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                   THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM AND IN ANY EVENT MAY BE SOLD OR OTHERWISE TRANSFERRED ONLY IN ACCORDANCE WITH THE INDENTURE, COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE CORPORATE TRUST OFFICE OF THE TRUSTEE IN NEW YORK.

                   EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. EACH HOLDER OF THIS SECURITY REPRESENTS TO ALLEGHENY ENERGY SUPPLY COMPANY, LLC THAT (a) SUCH HOLDER WILL NOT SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY (WITHOUT THE CONSENT OF ALLEGHENY ENERGY SUPPLY COMPANY, LLC) OTHER THAN (i) TO A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION COMPLYING WITH RULE 144A UNDER THE SECURITIES ACT, (ii) IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT, (iii) OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT, (iv) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, SUBJECT, IN THE CASE OF CLAUSES (ii), (iii) OR (iv), TO THE RECEIPT BY ALLEGHENY ENERGY SUPPLY COMPANY, LLC OF AN OPINION OF COUNSEL OR SUCH OTHER EVIDENCE ACCEPTABLE TO ALLEGHENY ENERGY SUPPLY COMPANY, LLC THAT SUCH RESALE, PLEDGE OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (v) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND THAT (b) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS REFERRED TO HEREIN AND DELIVER TO THE TRANSFEREE (OTHER THAN A QUALIFIED INSTITUTIONAL BUYER) PRIOR TO THE SALE A COPY OF THE TRANSFER RESTRICTIONS APPLICABLE HERETO (COPIES OF WHICH MAY BE OBTAINED FROM THE TRUSTEE).

                   THIS SECURITY IS AN AMENDED C NOTE AS DEFINED IN THE INDENTURE REFERRED TO HEREIN, IS UNSECURED AND SHALL NOT BE ENTITLED TO THE BENEFIT OF ANY COLLATERAL SECURITY UNDER THE SECURITY DOCUMENTS REFERRED TO IN SUCH INDENTURE BUT IS SUBJECT TO CERTAIN OTHER RIGHTS AND OBLIGATIONS UNDER THE SECURITY AGREEMENT REFERRED TO IN SUCH INDENTURE. TRANSFERS OF THIS NOTE ARE SUBJECT TO THE PROVISIONS OF THE INDENTURE.